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                             ALEX SHESHUNOFF & CO.
                              INVESTMENT BANKING

                                                                    Exhibit 23.2

                                          August 6, 1998

Board of Directors
Mercer Insurance Group, Inc.
10 North Highway 31
Pennington, New Jersey 08534

Directors:

We hereby consent to the inclusion of our firm's name in (a) the Application for Approval to Convert from Mutual to Stock Form of Mercer Mutual Insurance
Company dated November 26, 1997, as filed with the Pennsylvania Department of Insurance, and any amendments thereto, and (b) the Registration Statement on Form S-1 of Mercer Insurance Group, Inc. filed with the Securities and Exchange Commission and any amendments thereto. We also hereby consent to the inclusion of, summary of and reference to (i) our Conversion Valuation Report dated November 16, 1997, as updated through June 4, 1998, and (ii) our statement concerning the value of the subscription rights in such filings and in the Prospectus of Mercer Insurance Group, Inc.

                                          Sincerely,

                                          /s/ James E. Magee

                                          Alex Sheshunoff & Co.
                                          Investment Banking




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